Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Ore Pharmaceuticals Inc. of our report dated March 11, 2009, with respect to the consolidated financial statements of Ore Pharmaceuticals Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008:

 Registration Statements on Form S-8:

Name	Registration Number	Date Filed
1997 Equity Incentive Plan
Employee Stock Purchase Plan
1997 Non-Employee Directors’ Stock
Option Plan	333-53083	May 20, 1998

Employee Stock Purchase Plan
1997 Non-Employee Directors’ Stock
Option Plan	333-80931	June 17, 1999

1997 Equity Incentive Plan
Employee Stock Purchase Plan	333-44562	August 25, 2000

1997 Equity Incentive Plan
Employee Stock Purchase Plan
1997 Non-Employee Directors’ Stock
Option Plan	333-92080	July 8, 2002

1997 Equity Incentive Plan
Employee Stock Purchase Plan	333-107096	July 16, 2003

1997 Non-Employee Directors’ Stock
Option Plan	333-127190	August 4, 2005

/s/ Ernst & Young LLP
Baltimore, Maryland
March 11, 2009